EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-293139, No. 333-288246, No. 333-257572, No. 333-225468, No. 333-220300 and No. 333-181163 each on Forms S-8 of our report dated February 13, 2026, relating to the consolidated financial statements and financial statement schedule of Dauch Corporation (formerly American Axle & Manufacturing Holdings, Inc.) and the effectiveness of Dauch Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Detroit, Michigan
February 13, 2026